Agreement No. 02/04

Exhibit 10.2

THIS AGREEMENT is made on 17th March 2004 between:-

(1)	CanArgo Acquisition Corporation, a wholly owned subsidiary company of CanArgo Energy Corporation, is a company incorporated under the laws of New Brunswick, Canada and having its registered offices at Suite 400, Phoenix Square, 371 Queen Street, PO Box 310, Fredericton, New Brunswick, E3B 1B1 (hereinafter “CanArgo”); and

(2)	Stanhope Solutions Ltd, a company incorporated and existing under the laws of England and Wales Company No. 4612959 and having its registered office at 1 Walton House, Montclare Street, London, E2 7ZT, England (hereinafter the “Purchaser”).

who hereinafter are referred to individually as Party and collectively as Parties.

WHEREAS:

(A)	CanArgo is the beneficial and registered owner of the entire issued share capital (the “Sale Shares”) of Lateral Vector Resources Incorporated (Corporation Number 601312), a company incorporated under the laws of New Brunswick, Canada and having its registered offices at Suite 400, Phoenix Square, 371 Queen Street, PO Box 310, Fredericton, New Brunswick, E3B 4Y9 (the “Company”);

(B)	The Company is party to Agreement No. 1 dated 20th March 1998 on Joint Investment Production Activity for development and further exploration of Bugruvativske Field without the creation of a legal entity (“JIPA”) as amended by Annex 2a dated 17th September 2002;

(C)	The Company is the beneficial and registered owner of 97% of the issued share capital of Silk Energy Corporation, a company incorporated under the laws of New Brunswick, Canada. Silk Energy Corporation is not active and has zero assets and zero liabilities on its balance sheet; and

(D)	CanArgo is willing to sell and the Purchaser is willing to purchase the Sale Shares for the consideration and upon the terms and conditions set out in this Agreement.

IT IS AGREED:-

1	Structure

     Subject to the terms of this Agreement CanArgo shall sell and the Purchaser shall purchase the Sale Shares.

2	Price

2.1	The consideration (the “Consideration”) payable by the Purchaser to CanArgo for the Sale Shares is US$2,000,000 (two million US dollars) payable in accordance with the terms and on the dates and in the amounts set out below (the “Payment Schedule”):-

a)	the sum of US$ 250,000 (two hundred and fifty thousand US dollars) to be paid within 20 (twenty) days of the date hereof (the “Initial Payment”);

b)	the sum of US$ 1,750,000 (one million US dollars) to be paid in seven equal tranches of US$ 250,000 (two hundred and fifty thousand US dollars) on the following cumulative Joint Production (as defined in the JIPA) targets having been achieved:

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Tranche	Cumulative Joint Production (Metric Tonnes)
1	80,000

2	110,000

3	140,000

4	170,000

5	200,000

6	230,000

7	260,000

2.2	Any instalment of the Consideration will only be deemed to be made on the date (“Payment Date”) when the respective instalment has been credited in full to CanArgo’s bank account indicated in the Clause 3.1 below.

2.3	In the event that payment of all or any part of the Consideration is not made in accordance with the Payment Schedule interest shall accrue daily at the rate of 16% per annum on any part of the Consideration which is not paid in accordance with the Payment Schedule.

2.4	The Payment Schedule shall only be amended in writing by the Parties hereto.

3	Security and conduct of the Company and the Purchaser pending payment of the Consideration

3.1	The Purchaser will become the legal and beneficial owner of the Sale Shares only following payment in full of the Initial Payment and receipt of cleared funds by CanArgo in the under noted account:-

Bank: Account: Name:	HSBC Bank International Limited 011-660859-360 CanArgo Energy Corporation USD Account

Instructions for transferring funds are as follows:
Receipt Correspondent Bank:
Instructions Bankers Trust Company
1 Bankers Trust Plaza
Liberty Street, New York, NY 10006
Account No. 04082437
SWIFT: BKTRUS33

For further credit of:
CanArgo Energy Corporation USD Account
Account No. 011-660859-360
HSBC Bank International Limited
PO BOX 315 St. Peter Port, Guernsey, GY1 3JQ
Channel Islands, SWIFT: MIDLJESH

Payment will be made by way of Bank Transfers and will not be subject to any withholding tax or any other deductions.

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3.2	CanArgo confirms that as at the date hereof it controls the business and affairs of the Company and that it will continue to do so until the Purchaser makes the Initial Payment.

3.3	The Purchaser will keep CanArgo informed of all progress under the JIPA including the commencement of any Joint Investment Production Activity Program and will supply CanArgo with quarterly cumulative Joint Production data reports signed by the operator for the Bugruvativske field until such time as the Consideration is paid in full.

3.4	The Purchaser agrees that if it sells the Company or its interest in the JIPA prior to the payment of the Consideration in full it will make best endeavours to ensure that CanArgo is paid the Consideration in full and in accordance with the Payment Schedule. If requested the Purchaser shall grant such security over the Sale Shares as CanArgo may require.

4	Completion

4.1	Completion of the sale and purchase of the Sale Shares (“Completion”) shall take place immediately following receipt of the Initial Payment by CanArgo.

4.2	At Completion, CanArgo shall deliver the following:-

4.2.1	transfers of the Sale Shares duly executed by CanArgo in favour of the Purchaser together with the definitive certificates in respect thereof in the names of CanArgo;

4.2.2	the resignation referred to in Clause 5.1;

4.3	At Completion, the Purchaser shall deliver a written waiver in the agreed form from the Company in respect of any claims which the Company may have against CanArgo and any member of CanArgo’s group as at Completion and releasing CanArgo and any member of CanArgo’s group from all and any liabilities which may be owing to either the Company by CanArgo or any member of CanArgo’s group.

4.3.1	The Purchaser shall be responsible for obtaining all consents, waivers and approvals to the purchase of the Sale Shares.

4.4	For the purposes of this Clause 4, ‘CanArgo’s group’ means any holding, subsidiary or associated company CanArgo or any subsidiary or associated company of any such holding Company.

4.5	The Purchaser and the Company shall indemnify each member of CanArgo’s group for any and all losses or claims arising out of the JIPA or otherwise.

4.6	CanArgo undertakes to use reasonable endeavours to assist the Purchaser with the appointment of legal counsel to assist the Purchaser in the implementation of this Agreement. The Purchaser will be responsible for all costs in connection with this matter including any costs incurred by CanArgo and CanArgo will bear no liability whatsoever in connection with any legal action taken.

5	Directors

5.1	At Completion, CanArgo shall deliver the written resignation of Dr David Robson as the Current Director of the Company and any of its subsidiaries and shall appoint such person, as the Purchaser shall nominate.

6	Entire Agreement

6.1	This Agreement constitutes the entire understanding and agreement of the Parties with respect of the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings written or oral regarding the subject matter of this Agreement.

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7	Confidentiality

7.1	All Parties undertake:-

Not to disclose the same to any other person unless expressly authorised by the board of directors of CanArgo save for the purposes of:-

(a)	Seeking legal or accounting advice in relation to its terms; and

(b)	Disclosing the same to a competent authority or stock exchange, as required by law.

8	Fees, costs and expenses

8.1	The Parties shall each bear their own professional and other costs and expenses including, without limitation, any taxation associated with the purchase of the Sale Shares.

9	Governing law and jurisdiction

9.1	This Agreement shall be governed and construed in accordance with the law of England.

9.2	Each Party hereby irrevocably submits to the non-exclusive jurisdiction of the Courts of England as regards any claim, dispute or matter arising out of or in connection with this Agreement and its implementation and effect.

IN WITNESS WHEREOF this Agreement has been duly executed on behalf of each of the Parties on the day and year first before written

Signed by on behalf of CanArgo Acquisition Corporation

/s/ David Robson

Name: Dr David Robson
Position: Director

Signed by on behalf of Stanhope Solutions Ltd

/s/ Authorised Signatory

Name:
Position:

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